                                                                                                              EXHIBIT 12

                                                             THE BEAR STEARNS COMPANIES INC.
                                         STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                             (In thousands, except for ratio)


                                           Fiscal Year                     Five Months               Fiscal Year
                                              Ended                          Ended                       Ended
                                         November 30, 2000            November 26, 1999            June 30, 1999
                                        -------------------        ---------------------        ------------------
Earnings before taxes on income              $1,171,523                     $ 453,592                 $ 1,064,108
                                          --------------                --------------              --------------
Add:   Fixed Charges
       Interest                               4,800,891                     1,531,787                   3,379,914
       Interest factor
          in rents                               32,200                        12,783                      31,363
                                          --------------                --------------              --------------

    Total fixed charges                       4,833,091                     1,544,570                   3,411,277
                                          --------------                --------------              --------------
Earnings before fixed charges and
     taxes on income                         $6,004,614                   $ 1,998,162                 $ 4,475,385
                                          ==============                ==============              ==============

Ratio of earnings to fixed charges                  1.2                           1.3                         1.3
                                          ==============                ==============              ==============




                                                                                          EXHIBIT 12


                                   THE BEAR STEARNS COMPANIES INC.
                   STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  (In thousands, except for ratio)




                                     Fiscal Year               Fiscal Year            Fiscal Year
                                        Ended                     Ended                  Ended
                                    June 30, 1998             June 30, 1997          June 30, 1996
                                    --------------            -------------          --------------

Earnings before taxes on income       $ 1,063,492              $ 1,013,690              $ 834,926
                                    --------------            ------------            -----------

Add:   Fixed Charges
       Interest                         3,638,513                2,551,364              1,981,171
       Interest factor
         in rents                          30,130                   26,516                 25,672
                                    --------------            ------------            -----------

    Total fixed charges                 3,668,643                2,577,880              2,006,843
                                    --------------            ------------            -----------

Earnings before fixed charges and
     taxes on income                  $ 4,732,135              $ 3,591,570            $ 2,841,769
                                    ==============            ============            ===========

Ratio of earnings to fixed charges            1.3                      1.4                    1.4
                                    ==============            ============            ===========



                                                                                                          EXHIBIT 12

                                          THE BEAR STEARNS COMPANIES INC.
              STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS
                                          (In thousands, except for ratio)

                                                 Fiscal Year             Five-Months                 Fiscal Year
                                                    Ended                   Ended                      Ended
                                               November 30, 2000       November 26, 1999            June 30, 1999
                                             -------------------      -------------------         -----------------
Earnings before taxes on income                     $ 1,171,523              $   453,592               $ 1,064,108
                                             -------------------     --------------------         -----------------
Add:   Fixed Charges
       Interest                                       4,800,891                1,531,787                 3,379,914
       Interest factor
         in rents                                        32,200                   12,783                    31,363
                                            -------------------     --------------------         -----------------
    Total fixed charges                               4,833,091                1,544,570                 3,411,277
                                            -------------------     --------------------         -----------------

Earnings before fixed charges and taxes on
  income                                            $ 6,004,614              $ 1,998,162               $ 4,475,385
                                             ===================     ====================         =================

Preferred stock dividends                           $    39,113                 $ 16,297               $    39,430

Ratio of income before provision for
  income taxes to net income *                              152%                     159%                      158%
                                             -------------------     --------------------         -----------------
Preferred dividend factor on pretax basis                59,264                   25,863                    62,340

Total fixed charges and preferred dividends         $ 4,892,355              $ 1,570,433               $ 3,473,617
                                             ===================     ====================         =================

Ratio of earnings to fixed charges and
  preferred stock dividends                                 1.2                      1.3                       1.3
                                             ===================     ====================         =================


* Represents income before provision for income taxes divided by net income, which adjusts dividends on preferred stock to a pre-tax basis.



                                     THE BEAR STEARNS COMPANIES INC.
        STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS
                                    (In thousands, except for ratio)


                                               Fiscal Year        Fiscal Year       Fiscal Year
                                                 Ended              Ended             Ended
                                               June 30, 1998     June 30, 1997     June 30, 1996
                                              ---------------    --------------    --------------

Earnings before taxes on income                  $ 1,063,492       $ 1,013,690       $  834,926
                                              ---------------    --------------    --------------

Add:   Fixed Charges
       Interest                                    3,638,513         2,551,364         1,981,171
       Interest factor
         in rents                                     30,130            26,516            25,672
                                              ---------------    --------------    --------------

    Total fixed charges                            3,668,643         2,577,880         2,006,843
                                              ---------------    --------------    --------------

Earnings before fixed charges and taxes on
  income                                         $ 4,732,135       $ 3,591,570       $ 2,841,769
                                              ===============    ==============    ==============

Preferred stock dividends                        $    31,012       $    23,833       $    24,493

Ratio of income before provision for
  income taxes to net income *                           161%              165%              170%
                                              ---------------    --------------    --------------
Preferred dividend factor on pretax basis             49,939            39,390            41,680

Total fixed charges and preferred dividends      $ 3,718,582       $ 2,617,270       $ 2,048,523
                                              ===============    ==============    ==============

Ratio of earnings to fixed charges and
  preferred stock dividends                              1.3               1.4               1.4
                                              ===============    ==============    ==============

* Represents income before provision for income taxes divided by net income, which adjusts dividends on preferred stock to a pre-tax basis.